Exhibit 99.1

ImClone Systems Incorporated
Investors:	Media:
Andrea F. Rabney	David M. F. Pitts
(646) 638-5058	(646) 638-5058
Stefania Bethlen
(646) 638-5058

IMCLONE SYSTEMS ISSUES STATEMENT REGARDING
SWISSMEDIC APPROVAL OF ERBITUX FOR THE TREATMENT OF
HEAD AND NECK CANCER

New York — December 22, 2005 — ImClone Systems Incorporated (NASDAQ: IMCL) today issued the following statement regarding the approval by Swissmedic, the Swiss agency for therapeutic products, of ERBITUX® (Cetuximab), an IgG1 monoclonal antibody, in combination with radiation in the treatment of patients with previously untreated, advanced squamous cell carcinoma of the head and neck:

“This approval gives doctors in Switzerland a first-of-its-kind treatment option in a tumor type that has seen no new modalities of treatment in thirty years.  Swissmedic’s decision is further validation of ERBITUX’s role in neutralizing the EGF receptor, an important mediator of a tumor’s survival and a receptor overexpressed in virtually all head and neck cancers.  ImClone Systems and Merck KGaA will continue to study ERBITUX in head and neck cancer, including in combination with chemoradiation, and are optimistic about ERBITUX’s future promise.”

Merck KGaA of Darmstadt, Germany, received the approval for ERBITUX from Swissmedic based on a phase III trial (IMCL-9815) that included 424 patients with advanced squamous cell carcinoma of the oropharynx (area of the throat at the back of the mouth), larynx (voice box) or hypopharynx (cavity at the back of the mouth that opens into the esophagus) that had spread through the head and neck region.  Patients were randomized to receive radiation plus weekly ERBITUX therapy (n=211) or radiation alone (n=213) for six to seven weeks.

This study and other ERBITUX study data are included in regulatory applications in various countries, including a supplemental Biologics License Application (sBLA) that was recently accepted for filing by the U.S. Food and Drug Administration (FDA). The U.S. application, which also seeks approval for ERBITUX as monotherapy in patients with recurrent and/or metastatic disease where prior platinum-based chemotherapy has failed or where platinum-based therapy would not be appropriate, was granted priority review, a designation given to drugs that potentially offer a significant therapeutic advance over existing therapies for serious or life-threatening diseases.

About Head and Neck Cancer

According to the American Cancer Society, approximately 40,000 Americans will be diagnosed with head and neck cancer this year, including cancers of the tongue, mouth, pharynx, and larynx. In addition, it is estimated that more than 11,000 Americans will die from the disease in 2005.  In Europe, approximately 100,000 new cases of head and neck cancer are diagnosed each year, including cancers of the tongue, mouth, pharynx, and larynx, and more than 39,000 deaths occur.

About ERBITUX® (Cetuximab)

On February 12, 2004, the FDA approved ERBITUX for use in the United States in combination with irinotecan in the treatment of patients with EGFR-expressing, metastatic colorectal cancer who are refractory to irinotecan-based chemotherapy and for use as a single agent in the treatment of patients with EGFR-expressing, metastatic colorectal cancer who are intolerant to irinotecan-based chemotherapy.  The effectiveness of ERBITUX for the treatment of colorectal cancer is based on objective response rates.  Currently, no data are available that demonstrate an improvement in disease-related symptoms or increased survival with ERBITUX in metastatic colorectal cancer patients.

ERBITUX has already obtained market authorization in 47 countries: Switzerland, the U.S., Mexico, Argentina, Chile, Iceland, Norway, the European Union, Peru, Australia, Croatia, Israel, Bulgaria, Panama, Guatemala, Colombia, Singapore, Hong Kong, South Korea, Canada, Ecuador, Malaysia and the Philippines for the use in combination with irinotecan in patients with EGFR-expressing mCRC who have failed prior irinotecan therapy. In the U.S., Argentina, Chile, Mexico, Peru, Singapore, Australia, Panama, Colombia, Guatemala, Hong Kong, Canada, Ecuador, and the Philippines ERBITUX is also approved for single agent use.

ImClone Systems Incorporated and Bristol-Myers Squibb Company are collaborating on the development of ERBITUX in North America. Merck KGaA is ImClone Systems’ global development and marketing partner for ERBITUX.

ERBITUX binds specifically to epidermal growth factor receptor (EGFR, HER1, c-ErbB-1) on both normal and tumor cells, and competitively inhibits the binding of epidermal growth factor (EGF) and other ligands, such as transforming growth factor-alpha.  The EGFR is constitutively expressed in many normal epithelial tissues, including the skin and hair follicle.  Over-expression of EGFR is also detected in many human cancers including those of the colon and rectum.

Important Safety Information

Severe infusion reactions, rarely fatal and characterized by rapid onset of airway obstruction (bronchospasm, stridor, hoarseness), urticaria, and hypotension, have occurred in approximately 3% (20/774) of patients with the administration of ERBITUX.  Most reactions (90%) were associated with the first infusion of ERBITUX despite the use of prophylactic antihistamines.  Severe infusion reactions require immediate and permanent discontinuation of ERBITUX therapy.  Caution must be exercised with every ERBITUX infusion as there were patients who experienced their first severe infusion reaction during later infusions.  A 1-hour observation period is recommended following the ERBITUX infusion. Longer observation periods may be required in patients who experience infusion reactions.

Severe cases of interstitial lung disease (ILD), which was fatal in one case, occurred in less than 0.5% of 774 patients receiving ERBITUX.

Dermatologic toxicities, including acneform rash (11% of 774 patients, grade 3/4), skin drying and fissuring, inflammatory or infectious sequelae (e.g., blepharitis, cheilitis, cellulitis, cyst) and paronychial inflammation (0.4% of 774 patients, grade 3) were reported.  Sun exposure may exacerbate any skin reactions.

Hypomagnesemia has been reported with ERBITUX when administered as a single agent and in combination with multiple different chemotherapeutic regimens.  The incidence of hypomagnesemia (both overall and severe [NCI CTC grades 3 & 4]) was increased in patients receiving ERBITUX alone or in combination with chemotherapy as compared to those receiving best supportive care or chemotherapy alone based on ongoing, controlled clinical trials in 244 patients.  Approximately one-half of these patients receiving ERBITUX experienced hypomagnesemia and 10-15% experienced severe hypomagnesemia.  Electrolyte repletion was necessary in some patients, and in severe cases, intravenous replacement was required.  Patients receiving ERBITUX therapy should be periodically monitored for hypomagnesemia, and accompanying hypocalcemia and hypokalemia during, and up to 8 weeks following the completion of, ERBITUX therapy.

Other serious adverse events associated with ERBITUX in clinical trials (n=774) were fever (5%), sepsis (3%), kidney failure (2%), pulmonary embolus (1%), dehydration (5% in patients receiving ERBITUX plus irinotecan, 2% receiving ERBITUX as a single agent) and diarrhea (6% in patients receiving ERBITUX plus irinotecan, 0.2% with ERBITUX as a single agent).

Additional common adverse events seen in patients receiving ERBITUX plus irinotecan (n=354) or ERBITUX as a single agent (n=420) were acneform rash (88%/90%), asthenia/malaise (73%/48%), diarrhea (72%/25%), nausea (55%/29%), abdominal pain (45%/26%), vomiting (41%/25%), fever (34%/27%), constipation (30%/26%) and headache (14%/26%).

Full prescribing information, including boxed WARNING regarding infusion reactions, is available upon request or by visiting www.ERBITUX.com.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors.   ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and

Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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